Exhibit 23.5

                         [LETTERHEAD OF MOORE STEPHENS]

29 July 2004

The Board of Directors
Frontline Ltd
Par-la-Ville Place
14 Par-La-Ville Road
4th Floor Hamilton Bermuda HM 08

Dear Sirs

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated February 19, 2003 relating to the financial statements of Golden Ocean Group Limited, as of and for the year ended December 31, 2002 and for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Yours faithfully

/s/ Moore Stephens

Moore Stephens

02089.0009 #537776